Incorporation by Reference Putnam Absolute Return 700 Fund
Period ending 4/30/17

1. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014 schedule A amended as of October 27, 2016 Incorporated by reference to PostEffective Amendment No. 247 to the Registrants Registration Statement filed on November 25, 2016.